EXHIBIT 13.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Registration Report on Form 20-F/A for Avrupa Minerals Ltd., a company organized under the British Columbia Corporations Act (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul W. Kuhn, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or

          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul W. Kuhn

Paul W. Kuhn

Chief Executive Officer

Date: August 22, 2012